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                                                                   EXHIBIT 21.01

                              LIST OF SUBSIDIARIES
                             AS OF DECEMBER 31, 2003

                              DOMESTIC SUBSIDIARIES

  Billpoint, Inc., a Delaware corporation
  Blackthorne Software, Inc., a Delaware corporation
  CARad Inc., a Delaware corporation
  Confinity, Inc., a California corporation
  EachNet, Inc., a Delaware corporation
  eBay International Inc., a Delaware corporation eBay Real Estate Inc., a Delaware corporation eBay Real Estate No. 1, Inc., a Delaware corporation eBay Real Estate No. 2, Inc., a Delaware corporation
  Half.com, Inc., a Pennsylvania corporation
  HBJ Partners, LLC, a California limited liability company
  Jump Incorporated, an Ohio corporation (doing business as Up4Sale) PayPal Asset Management, Inc., a Delaware corporation
  PayPal Global Holdings, Inc., a Delaware corporation
  PayPal, Inc., a Delaware corporation
  The Commercial Exchange Company, Inc., a Delaware corporation
  111 Potrero Partners, LLC, a California limited liability company 6700 Cherry Ave Partners, a California general partnership

                           INTERNATIONAL SUBSIDIARIES

                                                                 JURISDICTION
                                                                       OF                      PERCENT OWNERSHIP
NAME                                                             INCORPORATION                 IF LESS THAN 100%
----                                                             -------------                 -----------------
EachNet.com (Hong Kong) Limited                                 Hong Kong
EachNet.com Limited                                             Cayman Islands
EachNet.com Network Information Services (Shanghai) Co., Ltd.   People's Republic of China
EachNet.com Trading Company                                     People's Republic of China
eBay Australia and New Zealand Pty. Ltd.                        Australia
eBay Australia Pty. Ltd.                                        Australia
eBay Austria GmbH                                               Austria
eBay Belgium Holdings S.A.                                      Belgium
eBay Belgium SPRL                                               Belgium
eBay Canada Limited                                             Canada
eBay France SA                                                  France                                 99.98%
eBay Global Holdings B.V.                                       The Netherlands
eBay GmbH                                                       Germany
eBay International AG                                           Switzerland
eBay Italia S.r.l.                                              Italy
eBay KTA (UK) Limited                                           United Kingdom
eBay Netherlands B.V.                                           The Netherlands
eBay Promotions (UK) Ltd.                                       United Kingdom
eBay Singapore Services Private Limited                         Singapore
eBay Spain International, S.L.                                  Spain
eBay Sverige AB                                                 Sweden

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
                                                                 JURISDICTION
                                                                       OF                      PERCENT OWNERSHIP
NAME                                                             INCORPORATION                 IF LESS THAN 100%
----                                                             -------------                 -----------------

eBay Taiwan Company Ltd.                                        Taiwan
eBay UK Limited                                                 United Kingdom
eBay CS Vancouver Inc.                                          Canada
Hortensia B.V.                                                  The Netherlands
iBazar Belgium SA                                               Belgium
iBazar Pro NL BV                                                The Netherlands
Inter Bazar                                                     Portugal
Internet Auction Co., Ltd                                       Korea                                  62.2%
NeoCom Technology Co., Ltd.                                     Taiwan
Opendeal SA                                                     Belgium
PayPal Canada Limited                                           Canada
PayPal Deutschland GmbH                                         Germany
PayPal (Europe) Ltd.                                            United Kingdom
PayPal International Limited                                    Ireland
PayPal Italia s.r.l.                                            Italy
Prime Energy Company Ltd.                                       Hong Kong
Total Sites                                                     Portugal